UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2013

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices)

(former name or former address, if changed since last report)

(949) 260-8070

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 1.01       Entry into a Material Definitive Agreement

On February 27, 2013, Premier Holding Corporation (“PRHL”) and members, Patrick Farah and Cheryl Arts (the “Selling Members”) of The Power Company USA, LLC, a limited liability company organized under the laws of Illinois (“Target”) announced the parties had entered a Purchase Agreement to acquire 80% ownership of the Target. The parties agreed to a Six Million ($6,000,000) purchase price payable with 30,000,000 shares of PRHL common stock based upon the average price during the prior 20 trading days. A true and correct copy of the Purchase Agreement is included as Exhibit 10.1. and a true and correct copy of Press Release announcing the transaction is included as Exhibit 99.1.

Item 2.01       Completion of Acquisition or Disposition of Assets

On February 28, 2013, Premier Holding Corporation (“PRHL”) and members, Patrick Farah and Cheryl Arts (the “Selling Members”) of The Power Company USA, LLC, a limited liability company organized under the laws of Illinois (“Target”) closed the Purchase Agreement to acquire 80% ownership of the Target. The parties agreed to a Six Million ($6,000,000) purchase price payable with 30,000,000 shares of PRHL common stock based upon the average price during the prior 20 trading days. A true and correct copy of the Purchase Agreement is included as Exhibit 10.1. and a true and correct copy of Press Release announcing the transaction is included as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

No.	Title
10.1	Purchase Agreement dated February 28, 2013
99.1	Press Release

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Randall Letcavage
Randall Letcavage
Principal Executive Officer
Date: March 6, 2013